Exhibit 10.11

MANAGEMENT RIGHTS AGREEMENT

October 7, 2010

Equity Bancshares, Inc.

Suite 200

7701 Kellogg Drive

Wichita, KS 67207

Re: Board Observation Rights / Management Rights

Gentlemen:

This letter agreement (this “Agreement”) will confirm the agreement among Equity Bancshares, Inc. (the “Company”) and Equity Bank, National Association (the “Bank”), of the one part, and Belfer Investment Partners, L.P. and LIME Partners LLC (each a “Fund”), of the other part, pursuant to which the Funds will be entitled to the following contractual rights in connection with the Funds’ investment in the Company. In this Agreement, the boards of directors of the Company and the Bank are sometimes referred to individually as a “Board” and collectively as “Boards.”

Board Observation Rights

The Funds will be entitled to designate a representative (the “Representative”) to attend each of the meetings of the Boards of the Company and the Bank in the capacity of a nonvoting observer. The Representative shall be reasonably acceptable to the applicable Board.

The Funds will be provided all information distributed to the members of either of the Boards or their respective committees, quarterly and annual audited and unaudited consolidated financial statements, and copies of all reports required to be filed under applicable law or under the terms of any outstanding debt instrument. The Funds after appropriate notification of management may visit and inspect the Company and the Bank (and their respective subsidiaries’) properties, books and records. In addition, the Funds may consult with management of the Company and the Bank and their respective subsidiaries on the Funds’ views on matters relating to the operation of the business, provided that management of the Company shall not be contractually obligated to consult with the Funds pursuant to the foregoing language more than once per quarter. The foregoing language shall not be deemed to limit any rights or fiduciary obligations of the Funds’ designated Board member.

The foregoing rights granted to the Funds are subject to the Company’s and the Bank’s respective right to withhold information and to exclude such Representative from any meeting, or portion thereof, but only to the extent (i) reasonably necessary to preserve the Company’s or Bank’s attorney-client privilege if applicable, or (ii) directly related to the Funds’ investment.

General Provisions

For so long as the Funds owns any Purchased Shares (as such term is defined in that certain Stock Purchase Agreement dated even date herewith (the “Purchase Agreement”) the Funds agree and agree to cause their Representatives (as defined below) (to the extent such Representatives are provided any such Confidential Information (as defined below) by the Company or the Funds), to keep confidential any Confidential Information. In the event the Funds pursuant to this Agreement or anyone to whom any of them transmit Confidential Information is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process to disclose any such information, the Funds shall (i) provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive the Funds’ compliance with the provisions of this paragraph, (ii) furnish only that portion of such information that the Funds are advised by their counsel is legally required and (iii) at the Company’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, the Funds may disclose any such information if required by judicial or administrative process or by other requirements of law, national stock exchange or self-regulatory organization.

For the purpose of this Agreement, “Confidential Information” means information obtained from the Company, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the Funds or their Representatives, (ii) in the public domain other than by breach of this Agreement by the Funds or their Representatives, (iii) later acquired by the Funds from sources other than the Company or its subsidiaries not bound by any confidentiality obligation to the Company or its subsidiaries with respect to such information, or (iv) is independently discovered, developed by or arrived at by the Funds without reference to the originating party’s Confidential Information by the Funds or their Representatives who had no access to the Confidential Information.

For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners, general partners, managers, investment managers, or financial advisors or other person associated with, or acting for or on behalf of, such person.

Each Fund shall comply with all federal securities laws in connection with its exercise of its rights under this agreement and its purchases and sales of the Company’s securities, and agrees to be bound by any “insider trading” policy of the Company, reasonably acceptable to such Fund, during any period during which it is exercising its rights under this agreement.

The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Funds’ investments in the Company as “venture capital investments” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the Company and the Funds shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

The provisions of this Agreement shall survive closing under the Purchase Agreement and shall continue and be binding upon the Company and the Bank until the earlier to occur of (i) any transfer of Class A Voting Common Stock by a Fund if following such transfer, the Funds fail to beneficially own, in the aggregate, at least 4.9% of the issued and outstanding Class A Voting Common Stock of the Company or (ii) either Fund declining to exercise its Additional Shares

Purchase Right (as defined in Section 5.11 of the Purchase Agreement) if following the issuance of Additional Shares (as defined in Section 5.11 of the Purchase Agreement) by the Company, the Purchasers fail to beneficially own, in the aggregate, at least 4.9% of the issued and outstanding Class A Common Stock of the Company. For purposes of the foregoing, there shall be included, in determining the Funds’ ownership, all shares of Class A Voting Common Stock and all shares of Class A Voting Common Stock into which any securities of the Company or the Bank may be convertible or for which they are exchangeable pursuant to the terms of any instrument or agreement. The rights described herein shall not be assignable without the written consent of the Company; provided, however, that a Fund may assign its rights hereunder to any affiliate of such Fund which assumes the obligations of such Fund hereunder.

The Company and the Bank agree that the Funds will not have an adequate remedy at law for a breach by the Company of this Agreement and therefore that upon any such breach the Funds shall be entitled to enforce this Agreement by injunction or with other equitable remedies.

The rights granted to the Funds hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to the Funds as holders of securities of the Company or pursuant to any other agreement with the Company or the Bank.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this letter agreement has been duly executed by the parties set forth below as of the date written above.

EQUITY BANCSHARES, INC.

By:	/s/ Brad Elliott
Name:	Brad Elliott
Title:	Chairman and CEO

EQUITY BANK, NATIONAL ASSOCIATION

By:	/s/ Brad Elliott
Name:	Brad Elliott
Title:	Chairman and CEO

BELFER INVESTMENT PARTNERS, L.P.

By:	Belfer Management LLC, General Partner

	By:	/s/ Laurence D. Belfer
	Name:	Laurence D. Belfer
	Title:	Managing Member

LIME Partners LLC

By:	/s/ Eileen Aptman
Name:	Eileen Aptman
Title:	Managing Member